Exhibit 21.1

Name	State

111 Capitol Building Limited Partnership	Mississippi

111 East Wacker, LLC	Delaware

ChicagoOffice Invest, LLC	Delaware

EOLA Capital LLC	Florida

EOLA Capital Asset MGT LLC	Delaware

EOLA Capital Investors LLC	Delaware

EOLA Office Partners, LLC	Florida

EOLA Capital NC LLC	North Carolina

EOLA TRS LLC	Delaware

FDG Deerwood North, LLC	Delaware

FDG Deerwood South, LLC	Delaware

Moore Building Associates LP	Delaware

Moore Garage LLC	Delaware

Offices at Two Liberty Place, L.P.	Delaware

Parkway 2100 Ross, LLC	Delaware

Parkway 214 N. Tryon, LLC	Delaware

Parkway 233 North Michigan, LLC	Delaware

Parkway 233 North Michigan Manager, Inc.	Delaware

Parkway 525 N. Tryon, LLC (formerly Jackson Place Parking, LLC)	Delaware

Parkway 550 South Caldwell, LLC	Delaware

Parkway Chicago, LLC	Delaware

Parkway Hancock Texas. LLC	Delaware

Parkway Hancock Texas Manager, LLC	Delaware

Parkway Jackson LLC	Delaware

Parkway JHLIC LP	Delaware

Parkway Joint Venture LLC	Delaware

Parkway Lamar, LLC	Mississippi

Parkway Moore LLC	Delaware

Parkway One Capital LLC	Delaware

Parkway One Capital City Plaza, LLC	Delaware

Parkway One Capital Manager, Inc.	Delaware

Parkway Orlando, LLC.	Delaware

Parkway Orlando Manager, Inc.	Delaware

Parkway Properties, Inc.	Delaware

Parkway Properties LP	Delaware

Parkway Properties General Partners, Inc.	Delaware

Parkway Properties Office Fund, L.P.	Delaware

Parkway Properties Office Fund II, L.P.	Delaware

Parkway Properties VIAD, LP	Delaware

Parkway Realty Services, LLC	Delaware

Parkway Realty Services of Illinois, LLC	Delaware

Parkway Tower Place 200, LLC	Delaware

Parkway Westshore, LLC	Delaware

PKY 1250 Sam Houston, LLC	Delaware

PKY 1300 Riverplace, LLC	Delaware

PKY 1325 Dairy Ashford, LLC	Delaware

PKY 222 S. Mill, LLC (formerly OJP Owner, LLC)	Delaware

PKY 3200 SW Freeway, LLC (formerly Jackson Place Residences, LLC)	Delaware

PKY 400 North Belt, LLC	Delaware

PKY 40867 Lake Forest, LLC	Delaware

PKY Deerwood, LLC	Delaware

PKY Fund, LLC	Delaware

PKY Fund II Atlanta II, LLC	Delaware

PKY Fund II Atlanta Club, LLC	Delaware

PKY Fund II Buckhead, LLC	Delaware

PKY Fund II Charlotte I, LLC	Delaware

PKY Fund II Jacksonville I, LLC	Delaware

PKY Fund II Orlando I, LLC	Delaware

PKY Fund II Philadelphia I, LP	Delaware

PKY Fund II Philadelphia GP, LLC	Delaware

PKY Fund II Philadelphia II, LP	Delaware

PKY Fund II Philadelphia II GP, LLC	Delaware

PKY Fund II Philadelphia III, LLC	Delaware

PKY Fund II Philadelphia IV, LLC	Delaware

PKY Fund II Phoenix I, LLC	Delaware

PKY Fund II Phoenix II, LLC	Delaware

PKY Fund II Phoenix III	Delaware

PKY Fund II Phoenix IV, LLC	Delaware

PKY Fund II Phoenix V, LLC	Delaware

PKY Fund II Smyrna I, LLC	Delaware

PKY Fund II Tampa I, LLC	Delaware

PKY Fund II Tampa II, LLC	Delaware

PKY Fund II Tampa III, LLC	Delaware

PKY OOC, LLC	Delaware

PKY Phoenix VI, LLC	Delaware

PKY Squaw Peak, LLC	Delaware

PKY Woodbranch, LLC	Delaware

PPOF II, LLC	Delaware

The Bullard Road Partnership	Delaware

Two Liberty Place, L.P.	Delaware

PKY Rio Salado, LLC	Delaware

PKY Finance AZ, LLC	Delaware

PKY TAG Lincoln Place, LLC	Delaware

PKY Central Park Way, LLC	Delaware

PKY CYP4 LLC	Delaware

7000 CP JV LLC	Delaware

PKY Masters, LP	Delaware

PKY Masters GP, LLC	Delaware

7000 Central Park Note LLC	Delaware

7000 Central Park Propco LLC	Delaware

PKY Lincoln, Place, LLC	Delaware